Exhibit 99.7

PRELIMINARY PROXY CARD
SUBJECT TO COMPLETION

Kludein i ACQUISITION CORP.
1096 Keeler Avenue
Berkeley, California 94708
(650) 346-9907

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING IN LIEU OF 2022 ANNUAL MEETING OF STOCKHOLDERS OF

KLUDEIN I ACQUISITION CORP.
TO BE HELD ON
________________, 2022 AT 10 a.m. EASTERN TIME

The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice and Proxy Statement (the “Proxy Statement”), and hereby appoints Narayan Ramachandran and Mini Krishnamoorthy, and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting (the “Special Meeting”) in lieu of the 2022 annual meeting of stockholders of KludeIn I Acquisition Corp. (which is referred to as “KludeIn” and, following the closing of the Business Combination, “New Near”) to be held virtually on ___________, 2022, at 10 a.m. Eastern Time, accessible at https://www.cstproxy.com/[•], or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on _________, 2022, at 10 a.m. Eastern Time: The notice of special meeting and the accompanying proxy statement/prospectus are available at https://www.________________.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4A-4E, 5, 6, 7 AND 8, IF PRESENTED.

THE BOARD OF DIRECTORS OF KLUDEIN RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE NTA PROPOSAL), “FOR” PROPOSAL 3 (THE BUSINESS COMBINATION PROPOSAL), “FOR” PROPOSAL 4 (THE CHARTER PROPOSAL), “FOR” PROPOSAL 4A-4E (THE GOVERNANCE PROPOSALS), “FOR” PROPOSAL 5 (THE NASDAQ PROPOSAL), “FOR” PROPOSAL 6 (THE EQUITY INCENTIVE PLAN PROPOSAL), “FOR” PROPOSAL 7 (THE DIRECTOR ELECTION PROPOSAL), AND “FOR” PROPOSAL 8 (THE ADJOURNMENT PROPOSAL), IF PRESENTED.

EACH OF THE NTA PROPOSAL, THE BUSINESS COMBINATION PROPOSAL, THE CHARTER PROPOSAL, THE NASDAQ PROPOSAL, THE EQUITY INCENTIVE PLAN PROPOSAL AND THE DIRECTOR ELECTION PROPOSAL IS CROSS-CONDITIONED ON THE APPROVAL OF EACH OTHER. THE governance proposals and the ADJOURNMENT PROPOSAL are NOT CONDITIONED ON THE APPROVAL OF ANY OTHER PROPOSAL. IF ANY OF THE BUSINESS COMBINATION PROPOSAL, THE CHARTER PROPOSAL, THE GOVERNANCE PROPOSAL, THE NASDAQ PROPOSAL, THE EQUITY INCENTIVE PLAN PROPOSAL OR THE DIRECTOR ELECTION PROPOSAL IS NOT APPROVED, THEN THE BUSINESS COMBINATION WILL NOT BE CONSUMMATED.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

PROXY

1.

The NTA Proposal — amendments to the Existing Charter which amendments (the “NTA Amendments”) shall be effective, if adopted and implemented by KludeIn, prior to the consummation of the proposed Business Combination, to remove from the Existing Charter requirements limiting KludeIn’s ability to redeem KludeIn Class A Shares and consummate an initial business combination if the amount of such redemptions would cause KludeIn to have less than $5,000,001 in net tangible assets. The NTA Proposal is conditioned upon the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, then the NTA Proposal will have no effect, even if approved by KludeIn stockholders. A copy of the NTA Amendments to the Exiting Charter is attached to the accompanying proxy statement/prospectus as Annex A.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.

The Business Combination Proposal — To consider and vote upon the Agreement and Plan of Merger, dated as of May 18, 2022 (as amended on November 3, 2022, and as may be amended and/or restated from time to time, the “Merger Agreement”), by and among KludeIn I Acquisition Corp., a Delaware corporation (“KludeIn”), Paas Merger Sub 1 Inc., a Delaware corporation and wholly-owned subsidiary of KludeIn (“Merger Sub 1”), Paas Merger Sub 2 LLC, a Delaware limited liability company and wholly-owned subsidiary of KludeIn (“Merger Sub 2”) and Near Intelligence Holdings Inc., a Delaware corporation (“Near”), and approve the transactions contemplated thereby, including (i) the merger of Merger Sub 1 with and into Near (“First Merger”), with Near continuing as the surviving entity of the First Merger and (ii) immediately following the First Merger, the merger of Near, as surviving entity of the First Merger, with and into Merger Sub 2 (“Second Merger”), with Merger Sub 2 being the surviving entity and wholly-owned subsidiary of KludeIn (the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). A copy of the Merger Agreement and the amendment to the Merger Agreement are attached to the accompanying proxy statement/prospectus as Annex B-1 and B-2, respectively.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	The Charter Proposal — To consider and vote upon a proposal to approve the amended and restated certificate of incorporation of New Near in the form attached to the accompanying proxy statement/prospectus as Annex C.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	The Governance Proposals — To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the proposed New Near Charter, presented separately in accordance with the U.S. Securities and Exchange Commission (“SEC”) requirements (Proposals No. 4.A through 4.E):

	● Proposal No. 4.A: Number of Authorized Shares	FOR ☐	AGAINST ☐	ABSTAIN ☐

	● Proposal No. 4.B: No Class Vote on Changes in Authorized Number of Stock	FOR ☐	AGAINST ☐	ABSTAIN ☐

	● Proposal No. 4.C: Required Vote to Amend the Proposed Bylaws	FOR ☐	AGAINST ☐	ABSTAIN ☐

	● Proposal No. 4.D: Limitation of Exclusive Forum Provision	FOR ☐	AGAINST ☐	ABSTAIN ☐

	● Proposal No. 4.E: Update of Other Provisions	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	The Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq Capital Market listing rules, the issuance of more than 20% of KludeIn’s issued and outstanding KludeIn Common Stock in connection with the Common Stock Financing.	FOR ☐	AGAINST ☐	ABSTAIN ☐

6.	The Equity Incentive Plan Proposal — To consider and vote upon a proposal to adopt the 2022 Plan, a copy of which is included as Annex D to the accompanying proxy statement/prospectus.	FOR ☐	AGAINST ☐	ABSTAIN ☐

7.

The Director Election Proposal — To consider and vote upon the election of five (5) directors, who, upon consummation of the Business Combination, will constitute all the members of the board of directors of New Near:

Anil Matthews

Ronald Steger

Kathryn Petrali

Mark Sherman

Mini Krishnamoorthy

		FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name(s) of the nominee(s) on the line below_________________________

8.	The Adjournment Proposal — To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, at the determination of the KludeIn Board.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Dated:

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.